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                                                                  EXHIBIT 10.18


14 May 1990




Dr. Anand Baichwal
3801 Cherry Hill Drive
Poughkeepsie, NY 12603

Re:   Recognition and Incentive Agreement

Dear Dr. Baichwal,

In your work to date with our Company, you have made a substantial contribution in being an inventor of our Directly Compressible Sustained Release System
(DCSR) which is covered under U.S. Patent Application No. 246,368, filed on September 19, 1988 or other Applications stemming from Application 246,368 (the Application). In recognition of this, and to give you incentive to continue to contribute ideas, innovations and inventions to us, some of which are expected to be covered by patent applications in the future (referred to generally as "innovations") in the fields of excipient and sustained release technologies (such fields being collectively referred to as "Fields of Interest"), we want to establish an appropriate incentive framework for our ongoing relationship.

1.    Incentive Compensation:

A subsidiary and/or division of Mendell will be established, Mendell Dynamics (M.D.) to carry out all of our activities throughout the world relative to the development and marketing of our sustained release technologies (the SR Technologies). During the term of this Agreement, you will be entitled to receive as Incentive Compensation one half of one percent (0.5%) of the net sales of M.D., the sustained release technologies covered by the "Application" in each of its fiscal years. For purposes of the foregoing, net sales shall mean the aggregate selling price of all products sold by M.D., net of all discounts and returns and all charges for freight, insurance, sales taxes, customs duties, commissions and similar items. When due hereunder for any fiscal year, Incentive Compensation shall be paid in cash to you within 120 days after the end of such fiscal year.

2.    Best Efforts, Inventions and Documentation:

During the term of this Agreement, you shall devote your best efforts to assisting us in research and development for, and the implementation of, our business in the Fields of Interest. During the course of your services to us hereunder, you shall


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render to us such reports, oral or written, as our Company may request relative to your activities on our behalf. During the term hereof while working for us, all ideas, business concepts, discoveries, innovation, inventions and improvements, together with any letters, memoranda or other documentation you may conceive, develop, generate, implement or come in contact with, in the areas of the Fields of Interest shall be our Company's property and you shall promptly inform us of the same and make the same available to us and deliver to us all of your documentation on the same upon our request. In the event any of your services and activities heretofore rendered or rendered hereunder give rise to an invention or idea in the Fields of Interest which may, in our Company's judgment, be appropriately the subject of an application for patent, copyright, trademark or trade name, you agree at our Company's request and expense to take all such action, prepare and execute all such documents and take all such other action as may in the opinion of our Company or its advisors be necessary or desirable to secure property and other rights therein and to obtain the issuance of any such patent, copyright, trademark or trade name in any jurisdiction on behalf of our Company.

3.    Confidentiality:

In connection with your previous ongoing work for us on matters relative to the Fields of Interest, you confirm that you have been informed by us that it is our Company's policy to maintain and safeguard as secret and confidential all information relative to the Fields of Interest including but not limited to all information relative to:

a) research, development, inventions, products, processes, designs and/or concepts, including all hardware and software, used in connection with our business or by you for us;

b)       our customers, suppliers, employees and consultants;

c) our business generally including, but not limited to, our plans and our marketing and financial affairs; and

d) all of the foregoing relative to all of our subsidiaries and affiliates including the U.S. Company;

all such information, plus any and all of the foregoing relative to any additional field which you and our Company agree to be the subject of our work hereunder, being referred to herein as "Proprietary Information".

You further understand and acknowledge that such Proprietary Information is of great importance to us. You also recognize that the services which have been and will be performed by you are special and unique and also that by reason of your


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retention hereunder you have developed and will develop Proprietary Information for our account and you have acquired and will acquire Proprietary Information from us. You agree that you will not, directly or indirectly, (except where authorized in writing by us) at any time during your retention hereunder or after you cease to be retained by us hereunder divulge to any person, firm or corporation or use, or cause or permit any of the same to use, any Proprietary Information or any other information relative to the business or interests of our Company which you know or should know is regarded as proprietary and confidential and valuable by our Company (whether or not any of the foregoing information is actually unique or novel or is actually known to others). You agree that you will not in any way exploit, or permit the exploitation or use by others, of any Proprietary Information, directly or indirectly, except in connection with your work for us or otherwise as specifically authorized by us in writing. You agree that upon termination of your services as provided herein for any reason and upon our request you shall deliver up to us any and all concepts, inventions, documents and writings which you may have in your possession or under your control, including any notes, work papers, records, memoranda, reports, data, drawings and the like, together with all other materials relating to any Proprietary Information or the business of our Company or to the work you have performed for us, all of which upon creation shall be our exclusive property.

4.    Non Competition:

You agree that during your term of employment with our Company hereunder, during the term of any subsequent consulting relationship with our Company and for a two-year period after the end of your employment with us or a subsequent consulting relationship with us, as the case may be, you shall not, without our prior written consent, directly or indirectly do any of the following:

      (i) Engage in, be employed by or finance any business activity that is competitive with the business which is being conducted by the Company or any of its affiliates or subsidiaries or with any business for which substantial planning is made by the Company or any affiliate or subsidiary;

      (ii) Direct, disrupt or otherwise interfere with any business relationship of the Company or any affiliate or subsidiary with any of the clients, customers or business contacts of the Company or any affiliate or subsidiary;

      (iii) Solicit for employment for his own or another's benefit (as employee, partner, independent contractor or otherwise) any person who has been employed by the Company or any of its affiliates or subsidiaries within the two-year period prior to the date in question.


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5.    Termination:

This Agreement shall continue for the length of your employment with our Company and, thereafter if so determined by our Company in its sole discretion, for any additional period during which you are affiliated with the Company as a consultant. This Agreement shall terminate at the end of your employment with our Company or at the end of your consulting for the Company thereafter, as the case may be. The terms of Paragraphs 2, 3, 4 and 6 of this Agreement, insofar as is necessary to carry out the provisions hereof, shall survive and have full force and effect after any such termination. Should this Agreement be terminated as a result of termination of employment or of a consulting relationship with the Company, as the case may be, during any fiscal year of M.D. for any reason other than for cause, you shall be entitled to receive your Incentive Compensation in respect of such year as provided in Section 1 hereof, but not in respect of any additional year or period.

After termination of this Agreement other than for cause, you shall continue to receive a royalty for each fiscal year beginning after such termination in the amount of 0.5% of the net sales of products stemming from the "Application" and sold by M.D., in each jurisdiction where the same are covered by an unexpired patent issued pursuant to the Application.

6.    Miscellaneous:

Any reference to our Company, unless the context otherwise requires, shall be deemed to include our Company's subsidiaries and affiliated companies. This Agreement may be amended only by written instrument, signed by both parties hereto. This Agreement shall be construed, interpreted and governed in all respects by the laws of the State of New York. The parties agree that in actions hereunder judgments at law may not provide adequate relief and that equitable relief including injunctions and decrees for specific performance may be required. The parties agree to accept service of process by mail and to submit in all respects to the venue and jurisdiction of all courts, both federal and state, in the State of New York relative to all actions hereunder. The parties agree that all judgments obtained in such courts, including all decrees for injunctions and specific performance, in actions hereunder shall be fully enforceable in such courts and in all other courts in the United States and elsewhere having jurisdiction for this purpose. This Agreement constitutes the entire Agreement between the parties as to the subject matter hereof and entirely supersedes and replaces all prior agreements, written or oral, regarding the subject matter hereof.

Please confirm that the foregoing correctly sets forth our agreement with respect to the matters covered by signing the enclosed copy of this Agreement and returning the same to us.


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                                       Very truly yours,

                                       Edward Mendell Co., Inc.
                                       (the Company)



                                       By:    /s/ John F. Blanco
                                        ---------------------------
                                              President

Confirmed and agreed to
as above written:



/s/ Anand Baichwal
---------------------------------
Anand Baichwal


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               AMENDMENT TO RECOGNITION AND INCENTIVE AGREEMENT


This Agreement (the "Agreement"), made this 22nd day of October, 1997, is entered into by Penwest Pharmaceuticals Co. (formerly Edward Mendell Co., Inc.), a Washington corporation with its principal place of business at 2981 Route 22, Patterson, NY 12563 (the "Company"), and Dr. Anand Baichwal, residing at 5 Kendall Drive, Wappingers Falls, NY 12590 ("Baichwal").

      The Company and Baichwal are parties to a Recognition and Incentive Agreement dated May 14, 1990, (the "Baichwal Agreement"). The Company and Baichwal desire to amend the terms of the Baichwal Agreement as set forth below. In consideration of these premises, the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

      I.    Amendments to Baichwal Agreement

            1. Incentive Compensation. The Baichwal Agreement is hereby amended by deleting Section 1 in its entirety and inserting the following in lieu thereof:

                  "1.   Incentive Compensation:

                  Subject to the provisions of Section 5 of this Agreement,
            during the term of this Agreement and thereafter, the Company shall pay to Baichwal on an annual basis in arrears (i) one-half of one percent (0.5%) of Net Sales of Material, (ii) one-half of one percent (0.5%) of any royalties actually received by the Company under any licenses, collaborations or other exploitation agreements with third parties to which the Company is a party with respect to the sale, license, use or exploitation by such third parties of products based on or incorporating the Material, and (iii) one-half of one percent (0.5%) of any payments made in lieu of any Net Sales of Material or royalties contemplated by clauses (i) and (ii) above and actually received by the Company (including payments received for limiting, reducing or restricting the exploitation of the Material). In no event shall Baichwal be entitled to any payments pursuant to this Section 1 with respect of any payments received by the Company which are characterized by the Company in good faith as milestone payments. When due hereunder for any fiscal year, Incentive Compensation shall be paid in cash to you within 120 days after the end of such fiscal year.

                  For purposes of this Section 1, "Net Sales" shall mean gross revenues actually received by the Company from or on account of sales of Material, less (a) credits or allowances granted on account of price


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            adjustment, rejection or return of items previously sold for which payment has been received by the Company, whether during the specific period or not, rebates and discounts, (b) excises, sales taxes, duties or other similar taxes imposed upon and paid by the Company with respect to such sales (excluding income, gain, profit, or other similar taxes levied with respect to sales or gross receipts) and (c) separately itemized insurance and transportation costs incurred by the Company in shipping products to independent third parties and not reimbursed to the Company."

            2. M.D. the Baichwal Agreement is hereby amended to provide that all referenced to "M.D." in the Baichwal Agreement shall be changed to refer to the Company.

            3. Post-Termination Royalties. The Baichwal Agreement is hereby amended by deleting the second paragraph of Section 5 in its entirety and inserting the following in lieu thereof:

                  "After termination of this Agreement other than for cause, you shall continue to be entitled to receive the incentive compensation contemplated by Section 1 of this Agreement, provided that such compensation shall only be due to you with respect to (i) Net Sales of Material in any jurisdiction in which the Material sold is covered by an unexpired patent issued pursuant to the Application,
            (ii) royalties actually received by the Company with respect to the sale, license, use, or exploitation by third parties of products based on or incorporating the Material in any jurisdiction in which the Material is covered by an unexpired patent issued pursuant to the Application and (iii) payments made in lieu of such Net Sales or Royalties and actually received by the Company."

            4.    Definitions

                  A. "Material" shall mean TIMERx material and any other material based upon or referable to the sustained release technologies covered by the Application.

                  B. For purposes of Section 1 and Section 5 of the Baichwal Agreement, the term "Company" shall mean the Company and its direct and indirect subsidiaries, its direct and indirect parents and its direct and indirect affiliates, and its and their successors and assigns.


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      II.   Miscellaneous Provisions

            1. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit, or affect the scope or substance of any section of this Agreement.

            2. This Agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws provisions.

            3. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to the amendment or modification of the Baichwal Agreement.

            4. In all respects other than as specifically provided in this Agreement, the Baichwal Agreement is hereby ratified and affirmed.


            5. This Agreement and the Baichwal Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns and Baichwal and his heirs and legal representatives.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                    PENWEST PHARMACEUTICALS CO.



                                    By:      /s/    John V. Talley, Jr.
                                        --------------------------------
                                    Title:          President
                                        --------------------------------

                                             /s/     Anand Baichwal
                                    ------------------------------------
                                    Dr. Anand Baichwal